                                   Exhibit 99


News Release

FOR IMMEDIATE RELEASE

                                                              Investor Contacts:
                                                            Julia Wallace Potter
                                                                  (312) 255-5055
                                                 julia.potter@diamondcluster.com

                                                                  Margaret Boyce
                                                                  (312) 255-5487
                                               margaret.boyce@diamondcluster.com

                                                                  Media Contact:
                                                                      David Moon
                                                                    312-255-4560
                                                   david.moon@diamondcluster.com

               DIAMONDCLUSTER INTERNATIONAL REPORTS THIRD QUARTER
                            FISCAL YEAR 2002 RESULTS

CHICAGO, January 31, 2002--DiamondCluster International, Inc. (Nasdaq: DTPI), a business strategy and technology solutions firm, today announced results for its third quarter fiscal year 2002 (ended December 31, 2001).

Revenue before out-of-pocket reimbursements ("net revenue") for the third quarter was $36.2 million, compared with $75.4 million for the third quarter of the prior fiscal year. The company reported a cash EPS loss of ($0.16) per diluted share for the third quarter, compared with cash EPS income of $0.30 per diluted share reported for the third quarter of the prior fiscal year. On a GAAP basis, the company reported a net loss of ($43.1) million, or a loss of ($1.39) per diluted share, due primarily to the amortization of goodwill and non-cash compensation costs associated with the Cluster Consulting transaction that closed on November 28, 2000 and a previously announced restructuring charge. The restructuring charge of $15.5 million taken during the third quarter related to various personnel reductions and other business realignment actions. The company ended the quarter with a cash balance of $113.3 million as of December 31, 2001.

Revenue including out-of-pocket reimbursements was $40.4 million for the third quarter of fiscal year 2002, compared with $84.2 million in the year-ago period. The company has adopted the provisions of the Financial Accounting Standards Board (FASB) staff announcement regarding the "income statement classification of

                                     (more)
reimbursements received for `out-of-pocket' expenses incurred" during the quarter ended December 31, 2001. In accordance with the provisions of the announcement, the company adjusted revenue for all periods reported to include 'out-of-pocket' expenses and administrative charges billed to clients. Previously, these out-of-pocket reimbursements and administrative charges were being recorded as a reduction of operating expenses. Adoption of the provisions of this FASB announcement had no impact on reported net income (loss) or earnings (loss) per share for either the current period or past periods.

For the first nine months of fiscal year 2002, net revenue was $145.1 million compared with $191.7 million for the first nine months of fiscal year 2001. Revenue including out-of-pocket reimbursements for the first nine months was $162.9 million, compared with $221.2 million for the year ago period. The company reported a cash EPS loss of ($0.14) per diluted share for the first nine months of fiscal 2002, compared with cash EPS income of $0.84 per diluted share for the first nine months of the prior fiscal year. On a GAAP basis, the company reported a net loss of ($3.32) per diluted share for the first nine months of fiscal year 2002.

"While we are not yet ready to call the turn, we do believe we have seen the bottom," said DiamondCluster Chairman and CEO Mel Bergstein. "We are optimistic about the March quarter based on trends in our business in January. We are hearing and seeing early signs that business in North America is slowly resuming. We also see European budgets opening up in the new year, though the economic uncertainty in Europe remains. We are expecting net revenue for the March quarter to be flat to up 10% compared with the December quarter."

DiamondCluster ended the December quarter with 958 client-serving professionals, compared with 1,063 on December 31, 2000 and 1,095 on September 30, 2001. The company performed work for 63 clients in the quarter, compared with 95 clients served in the third quarter of the prior year. The company served 20 new clients in the quarter, representing 10% of third quarter revenue. The top five clients represented 40% of revenue and European and Latin American clients represented 42% of revenue in the third quarter.

"While we are disappointed in our December results, a number of key metrics trended better than expected," said DiamondCluster CFO Karl Bupp. "Days billings outstanding was down to 42 days, expenses came in nearly $1 million less than we were anticipating and our cash balance remained healthy at over $113 million."

Conference Call

Management from DiamondCluster International will host a conference call on Thursday, January 31, 2002 at 9:00am EDT to discuss the results of the quarter. The call will be webcast live and archived on DiamondCluster's web site at www.diamondcluster.com/investors.

About DiamondCluster International

DiamondCluster International, Inc. (Nasdaq: DTPI) is a premier business strategy and technology solutions firm delivering value to clients worldwide by developing and implementing innovative digital strategies that capitalize on the opportunities presented by new technologies. Headquartered in Chicago, DiamondCluster also has offices in Barcelona, Boston, Dusseldorf, Lisbon, London, Madrid, Munich, New York, Paris, San Francisco and Sao Paulo. Visit www.diamondcluster.com for more information.

                                      # # #

                   DiamondCluster International Third Quarter


                       DIAMONDCLUSTER INTERNATIONAL, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)


                                                              For the Three Months Ended                For the Nine Months Ended
                                                              --------------------------                -------------------------
                                                                Dec. 31,       Dec. 31,                   Dec. 31,     Dec. 31,
                                                                  2001           2000                       2001         2001
                                                              ------------  ------------                ------------ ------------
                                                                      (unaudited)                               (unaudited)

Revenue before out-of-pocket reimbursements
 (net revenue)(1)                                             $    36,159    $   75,439                  $  145,100   $  191,672
Out-of-pocket reimbursements(1)                                     4,237         8,729                      17,769       29,567
                                                              -----------    ----------                  ----------   ----------
  REVENUE(1)                                                  $    40,396    $   84,168                  $  162,869   $  221,239
                                                              ===========    ==========                  ==========   ==========
OPERATING EXPENSES:
  Project personnel and related expenses
   before out-of-pocket reimbursable
   expenses(1)                                                     30,881        38,731                     103,206      102,386
  Out-of-pocket reimbursable expenses(1)                            4,237         8,729                      17,769       29,567
                                                              -----------    ----------                  ----------   ----------
    Project personnel and related expenses(1)                      35,118        47,460                     120,975      131,953

  Professional development and recruiting                           2,794         7,752                      10,020       18,888
  Marketing and sales                                               1,375         3,344                       5,887        9,594
  Management and administrative support                            11,142        12,137                      36,823       27,099
                                                              -----------    ----------                  ----------   ----------

                                                                   50,429        70,693                     173,705      187,534
                                                              -----------    ----------                  ----------   ----------
INCOME (LOSS) FROM OPERATIONS BEFORE GOODWILL AMORTIZATION
 NONCASH COMPENSATION AND RESTRUCTURING CHARGE                    (10,033)       13,475                     (10,836)      33,705
                                                              -----------    ----------                  ----------   ----------

  Goodwill amortization                                            15,462         5,885                      46,345        6,589
  Noncash compensation                                             13,004         4,951                      39,980        4,951
  Restructuring charge                                             15,542           --                       15,542          --
                                                              -----------    ----------                  ----------   ----------

TOTAL OTHER EXPENSES                                               44,008        10,836                     101,867       11,540
                                                              -----------    ----------                  ----------   ----------
INCOME (LOSS) FROM OPERATIONS                                     (54,041)        2,639                    (112,703)      22,165

OTHER INCOME (EXPENSE), NET                                         1,353         2,480                         567        8,485
                                                              -----------    ----------                  ----------   ----------
INCOME (LOSS) BEFORE INCOME TAXES                                 (52,688)        5,119                    (112,136)      30,650

INCOME TAXES                                                       (9,580)        6,287                     (10,393)      16,244
                                                              -----------    ----------                  ----------   ----------

NET INCOME (LOSS)                                             $   (43,108)   $   (1,168)                 $ (101,743)  $   14,406
                                                              ===========    ==========                  ==========   ==========

BASIC EARNINGS (LOSS) PER SHARE                               $     (1.39)   $    (0.04)                 $    (3.32)  $     0.57
                                                              ===========    ==========                  ==========   ==========

DILUTED EARNINGS (LOSS) PER SHARE                             $     (1.39)   $    (0.04)                 $    (3.32)  $     0.47
                                                              ===========    ==========                  ==========   ==========
COMMON SHARES OUTSTANDING                                          30,946        26,919                      30,684       25,105

COMMON SHARES ASSUMING DILUTION                                    30,946        26,919                      30,684       30,623


(1) In accordance with Financial Accounting Standards Board Staff Announcement regarding the income statement classification of out-of-pocket expense reimbursements, the Company adjusted revenue for all periods reported to include out-of-pocket reimbursements. In addition, the Company adjusted revenue for all periods reported to include administrative charges billed to clients. Previously, these out-of-pocket reimbursements and administrative charges were being classified as a reduction of project personnel and related expenses. This change in classification has no effect on previously reported net income or earnings (loss) per share for either the current period or past periods.

                   DiamondCluster International Third Quarter

                       DIAMONDCLUSTER INTERNATIONAL, INC.
                          CONSOLIDATED BALANCE SHEETS
                                (In thousands)

                                                       Dec. 31,       March 31,
                                                         2001           2001
                                                      -----------     ---------
                                                      (unaudited)
                         ASSETS

Current assets:
     Cash and cash equivalents                         $ 113,345      $ 151,358
     Accounts receivable, net of allowance of
      $2,204 and $2,028 as of December 31, 2001
      and March 31, 2001, respectively                    16,985         32,879
     Prepaid expenses and deferred taxes                  12,644         18,153
                                                       ---------      ---------

Total current assets                                     142,974        202,390

Computers, equipment and sofware, net                     17,334         16,182
Other assets                                              18,204          8,084
Goodwill, net                                            250,511        295,600
                                                       ---------      ---------

Total assets                                           $ 429,023      $ 522,256
                                                       =========      =========

         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                  $   8,268      $   7,824
     Note payable                                             --            500
     Accrued expenses and other                           30,220         61,565
                                                       ---------      ---------

Total current liabilities                                 38,488         69,889

Stockholders' equity:
     Common stock, 30,972 shares outstanding as
        of December 31, 2001 and 30,394 shares
        outstanding as of March 31, 2001                 608,433        611,179
     Unearned compensation                              (133,096)      (177,375)
     Accumulated other comprehensive income               (2,871)        (1,249)
     Retained earnings (deficit)                         (81,931)        19,812
                                                       ---------      ---------
Total stockholders' equity                               390,535        452,367
                                                       ---------      ---------

Total liabilities and stockholders' equity             $ 429,023      $ 522,256
                                                       =========      =========

                   DiamondClusster International Third Quarter

                       DIAMONDCLUSTER INTERNATIONAL, INC.
                             CALCULATION OF CASH EPS
                      (In thousands, except per share data)

                                                                            For the Three Months Ended     For the Nine Months Ended
                                                                              Dec. 31,      Dec. 31,         Dec. 31,     Dec. 31,
                                                                                2001          2000             2001         2000
                                                                            -----------   ------------     -----------   -----------
                                                                                   (unaudited)                    (unaudited)

Revenue before out-of-pocket reimbursements (net revenue)(1)                  $ 36,159      $ 75,439         $145,100      $191,672
Out-of-pocket reimbursements(1)                                                  4,237         8,729           17,769        29,567
                                                                              --------      --------         --------      --------
   REVENUE(1)                                                                 $ 40,396      $ 84,168         $162,869      $221,239

INCOME FROM OPERATIONS BEFORE GOODWILL AMORTIZATION, NONCASH
 COMPENSATION AND RESTRUCTURING CHARGE                                         (10,033)       13,475          (10,836)       33,705

OTHER INCOME, NET(2)                                                             1,353         2,480            3,358         8,485
                                                                              --------      --------         --------      --------
CASH INCOME BEFORE INCOME TAXES                                                 (8,680)       15,955           (7,478)       42,190

INCOME TAXES (assuming 39% effective rate)                                      (3,385)        6,222           (2,916)       16,454
                                                                              --------      --------         --------      --------
CASH NET INCOME (LOSS)                                                        $ (5,295)     $  9,733         $ (4,562)     $ 25,736
                                                                              ========      ========         ========      ========
DILUTED CASH EARNINGS PER SHARE                                               $  (0.16)     $   0.30         $  (0.14)     $   0.84
                                                                              ========      ========         ========      ========
COMMON SHARES INCLUDING COMMON STOCK EQUIVALENTS(3)                             32,948        32,334           32,661        30,623

PRO FORMA REVENUE BEFORE OUT-OF-POCKET REIMBURSEMENTS (NET REVENUE)           $ 36,159      $ 92,126         $145,100      $252,339

PROFORMA REVENUE                                                                40,396       103,326          162,869       289,561

(1)  In accordance with Financial Accounting Standards Board Staff
     Announcement regarding the income statement classification of out-of-pocket expense reimbursements, the Company adjusted revenue for all periods reported to include out-of-pocket reimbursements. In addition, the Company adjusted revenue for all periods reported to include administrative charges billed to clients. Previously, these out-of-pocket reimbursements and administrative charges were being classified as a reduction of project personnel and related expenses. This change in classification has no effect on previously reported net income or earnings (loss) per share for either the current period or past periods.

(2) Nine months ended December 31, 2001 excludes a non-operating charge for a write down of equity investments of $3.6 million and a foreign exchange gain of $0.8 million.

(3) Includes anti-dilutive common stock equivalents during the three months and nine months ended December 31, 2001. Had these not been included, cash
     (loss) per share would have been ($0.17) and ($0.15) per share, respectively, for these periods.